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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 16, 2001

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                               MAII Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


          Texas                         0-21343              73-1347577
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(State or other jurisdiction          (Commission           (IRS Employer
 of incorporation)                    File Number)        Identification No.)


                         5805 Sepulveda Blvd, 8th Floor
                                Van Nuys CA 94111
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (818) 902-4300


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On August 16, 2001, MAII Holdings, Inc., a Texas corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement"), by and among MAII Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Acquisition Corp."), Car Rental Direct.com, Inc., a Nevada corporation ("CRD") and GenesisIntermedia, Inc., a Delaware corporation ("Genesis") and the parent of CRD. Under the terms of the Agreement, on August 23, 2001, CRD merged into Acquisition Corp. and became a wholly-owned subsidiary of the Company.

         CRD is a rental car company that specializes in renting cars to customer whose personal or coproate vehicle is out of service for an extended period of time. CRD currently has 19 locations in California, Arizona and Nevada and has a fleet of approximately 1,000 cars. CRD facilities are located within strip malls as well as in free-standing buildings. CRD also has rental offices in hotels and car dealerships. The Company intends to continue the operations of CRD as a wholly-owned subsidiary.

         The consideration paid by the Company for the acquisition of CRD was $11,600,000, plus the assumption of certain debts of CRD, which were approximately $1,200,000 on the closing date. The consideration was determined by arms-length negotiations between the parties to the Agreement and Plan of Merger and was funded from available cash contributed to Acquisition Corp. by the Company. The acquisition will be accounted for as a purchase.

         It is the Company's understanding that at or near the time of the acquisition, Genesis had entered into or was negotiating agreements with several of the Company's shareholders (including several members of the Company's board of directors, and their affiliates) (collectively, the "Shareholders") to purchase over 25% of the issued and outstanding shares of the Company's common stock. As a condition of the Agreement, the Company exempted these stock purchase transactions, as well as future purchases of the Company's common stock by Genesis from the effects of the business combination laws of the State of Texas, the state of the Company's organization. These laws prohibit certain business combinations with shareholders that beneficially own 20 percent or more of the Company's outstanding voting shares or that, within the preceding three-year period, were the beneficial owner of 20 percent or more of the Company's outstanding voting shares.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired(1)                            PAGE

                  (i)      Consolidated Balance Sheets as of December 31, 1999
                           and 2000

                  (ii)     Statements of Operations for the years ended December
                           31, 1999 and 2000

                  (iii) Statements of Stockholders' Deficit for the years ended December 31, 1999 and 2000




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                  (iv)     Statements of Cash Flows for the years ended December
                           31, 1999 and 2000

                  (v) Interim Consolidated Balance Sheet as of June 30, 2001 (unaudited)

                  (vi) Consolidated Statements of Operations for the six months ended June 30, 2000 and June 30, 2001 (unaudited)

                  (vii) Statements of Stockholders' Deficit for the six months years ended June 30, 2001

                  (vii) Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and June 30, 2001 (unaudited)

         (b)      Proforma financial information (unaudited)(1)                       PAGE

                  (i)      Pro Forma Interim Consolidated Balance Sheet as of
                           June 30, 2001

                  (ii) Pro Forma Consolidated Statement of Operations for the year ended December 2000

                  (iii)    Pro Forma Interim Consolidated Statement of
                           Operations for the six months ended June 30, 2001

         (c)      Exhibits.

         The following is a list of exhibits filed as part of this Current Report on Form 8-K:


       Exhibit No.               Description

         2.1 Agreement and Plan of Merger, dated as of August 16, 2001, by and among GenesisIntermedia, Inc., Car Rental Direct.com, Inc., MAII Holdings, Inc. and MAII Acquisition, Inc.(2)


         23.1     Consent of PricewaterhouseCoopers LLP. (3)

         99.1     Press Release of MAII Holdings, Inc. dated August 17, 2001.(2)

         99.2     Press Release of MAII Holdings, Inc. dated August 23, 2001.(2)




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(1)      It is impractical for the registrant to file such financial statements and related financial data schedule at this time. Such financial statements and related financial data schedule will be filed under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date by which this report on Form 8-K was required to be filed.

(2)      Filed herewith.

(3)      To be filed by amendment.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MAII HOLDINGS, INC.



Date: August 27, 2001           By:  /s/  Thomas A. Montgomery
                                   -------------------------------------------
                                   Thomas A. Montgomery
                                   Acting Chief Financial Officer





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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
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2.1               Agreement and Plan of Merger, dated as of August 16, 2001, by and among GenesisIntermedia, Inc., Car Rental Direct.com,
                  Inc., MAII Holdings, Inc. and MAII Acquisition, Inc.(2)


23.1              Consent of PricewaterhouseCoopers LLP. (3)

99.1              Press Release of MAII Holdings, Inc. dated August 17, 2001.(2)

99.2              Press Release of MAII Holdings, Inc. dated August 23, 2001.(2)



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(2)      Filed herewith.

(3)      To be filed by amendment.